Exhibit 99.1

Robert Mondavi Corporation Announces Strategy to Focus on Lifestyle Wine Segment; Company Explores Divestiture of its Luxury Assets; Fiscal 2005 Guidance Revised

    NAPA, Calif.--(BUSINESS WIRE)--Sept. 14, 2004--The Robert Mondavi Corporation (Nasdaq:MOND) announced today, following its Board of Directors meeting, that after careful consideration of strategic alternatives it plans to focus entirely on the premium and super-premium lifestyle wine segments. Under this plan, the company will be anchored by its Woodbridge and Robert Mondavi Private Selection brands and will pursue the establishment of new wine brands, such as Papio. As a result, the company said it will explore the divestiture of its luxury wine assets and investments and pursue the sale of other assets identified as non-strategic.
    "We believe that a lifestyle focused company creates a new and unique business model with compelling future earnings growth, strong cash flow generating capabilities, and relatively high financial returns which provides an excellent profile for the investing public," said Gregory M. Evans, President and CEO. "By contrast, because our luxury wine brands and assets are fundamentally agricultural in nature, with long-term investment horizons and lower financial returns over the next several years, they are better suited for a private entity that has different investment criteria. A divestiture of the luxury wine assets and redeployment of the cash from those divestitures into our lifestyle brands would make great sense for the company, its shareholders and, importantly, for the luxury brands and assets themselves."
    The luxury brand assets and investments intended for divestiture include Robert Mondavi Winery and its vineyards; the company's 50% interests in Opus One, Ornellaia, Luce della Vite, and Vina Sena; the Byron Winery and Vineyards; and the Arrowood Winery and Vineyards. "The Board has undertaken a careful process to maximize the long-term value of these unique agricultural assets," said Ted Hall, Chairman of the Board. Citigroup Global Markets is serving as financial advisor to the company.
    Both Robert Mondavi Corporation and the potential future owners of Robert Mondavi Winery will establish and co-own an entity that would own the Robert Mondavi trademark and other related trademarks. The entity will license these trademarks back to each of the co-owners for a royalty fee.
    As part of this restructuring, the company expects to incur up to $200 million in pre-tax charges to be detailed when the company reports its first quarter earnings. In addition to these restructuring charges, the company announced that it is reducing its previously announced fiscal 2005 GAAP earnings guidance of $1.80 to $2.00 per fully diluted share by approximately $0.50 per share primarily due to increased spending in advertising and consumer and trade promotion behind its lifestyle brands.
    "We have an opportunity to become a leading wine company focused on premium lifestyle wine consumers around the world. We will offer top quality wines from the consumers' point of view in each of the segments we compete in, and we will bring these wines to market in a highly effective way," said Mr. Evans. "Assuming successful implementation of our new plan, we believe that we will be able to generate, from the revised fiscal 2005 base, earnings before interest and tax(1) ratios of approximately 20% and financial returns in excess of 12% within five years."
    The company also announced that following a seven-month sabbatical, R. Michael Mondavi will continue to serve on the Board, but will no longer serve as an officer of the company.

    FREQUENTLY ASKED QUESTIONS (FAQ)

    Lifestyle/Luxury

    Why does the company believe that focusing on the lifestyle wine business provides the best return for Robert Mondavi Corporation shareholders?

    Robert Mondavi Corporation has a unique opportunity to become a leader in providing top quality premium and super-premium lifestyle wines to consumers around the world. By focusing our efforts and resources exclusively on this dynamic lifestyle wine segment, we will bring lifestyle wines to market in a highly effective and efficient way. Assuming we are successful, we believe that we will generate, from the revised fiscal 2005 base, earnings before interest and tax ratios of approximately 20% and financial return ratios in excess of 12% within five years.
    The combination of our strong brands, wine-making skills, go-to-market capability, makes our lifestyle wine business uniquely attractive from both an economic and business standpoint. From an investor's perspective, the lifestyle wine category is attractive because of its potential for future earnings growth, cash flow generation and financial returns.

    Which brands will remain with the Lifestyle Company? Which brands will you pursue for potential divestiture?

    Lifestyle brands that we will continue to develop: Woodbridge, Robert Mondavi Private Selection, La Famiglia, Papio, Arianna, Kirralaa, Hangtime, Oberon, and new brands
    Luxury brands for potential divestiture: Robert Mondavi Winery and its vineyards, the Byron Winery and Vineyards; The Arrowood Winery and Vineyards
    Joint Venture interests for potential divestiture: Opus One, Luce della Vite, Ornellaia, and Vina Sena
    Brands that we import and do not own: Marchesi de' Frescobaldi, and Caliterra will be placed at other importers.

    What does divestiture of assets and business mean?

    Divestiture could mean any one of several strategic alternatives a company could pursue to change the ownership of certain of its assets or businesses.

    How long does the company anticipate it will take to divest the luxury assets?

    While we plan to proceed as quickly and orderly as possible to study the strategic options for divesting the luxury assets, it is still too soon to say when the divestiture of any of the assets will take place.

    What are the plans for the Robert Mondavi brands?

    We intend to establish a jointly-owned entity together with any potential future owners of Robert Mondavi Winery. This new entity will own the Robert Mondavi trademark and other related trademarks, and will license these trademarks back to each of the co-owners for a royalty fee.

    Why did the company decide to form a jointly owned entity to own the brands?

    The jointly owned entity structure is often employed when a common brand is licensed by two or more non-related entities. The jointly owned entity provides an efficient structure for common governance, shared economics and brand defense, and the use of the brand in a responsible and value creating manner.

    Is the company still looking for a leader for the luxury business?

    Specifically, we are actively searching to fill the position of Managing Director for Robert Mondavi Winery. The candidate we are looking for is an executive committed to a long-term role with the Robert Mondavi Winery business.

    Why is the company identifying a Managing Director for Robert
Mondavi Winery, rather than for all of your luxury wines as previously reported?

    The steps we are taking for Robert Mondavi Winery are to ensure that it will continue to endure as one of the world's greatest wine estates. We are reconfiguring Robert Mondavi Winery to maximize the value, regardless of whether we continue to manage it or another owner steps in.

    How will the company be managed during the divestiture process of the luxury brands?

    Greg Evans will continue to lead the company, as President and CEO. As previously reported, our lifestyle business will be led by Dennis Joyce, Chief Operating Officer. The luxury brands will be managed by Greg Brady our Senior Vice President for Business Development.

    Has the company received interest from potential buyers for the luxury assets?

    It would be inappropriate to provide that level of detail at this time. The strategic review process is underway, and we will not publicly disclose the names of any potential buyers.

    Will the company sell wineries back to their original owner or to their joint venture partners?

    Again, it is not appropriate to speculate. The strategic review process is still underway. Under the terms of our agreements, our joint venture partners have certain rights, including first rights of refusal which apply under specific conditions.

    What does today's announcement indicate about the Robert Mondavi family members and their interest in purchasing the Robert Mondavi Winery?

    It is not appropriate to speculate on what business actions family members may or may not be interested in taking.

    Will the company continue to be called the Robert Mondavi
Corporation after the divestment of the Robert Mondavi Winery?

    For the time being, we will continue to use the name Robert
Mondavi Corporation. Additionally, we will continue to be traded on NASDAQ under the MOND ticker.

    Why does the company feel that it will maximize the value of its luxury assets by placing them with a private investor? Will the company consider other buyers?

    We believe that long-lived, agricultural wine assets are best managed in non-public entities where investors have a longer term horizon and are better able to understand the inherent value in holding vineyard assets in prime locations.
    We also believe the economic characteristics of our luxury wine brands and assets, which are fundamentally agricultural in nature -- with long-term investment horizons and lower financial returns in the short-term -- are better matched with a non-public entity that has different investment criteria. Thus, marketing the luxury wine assets to this type of investors should enable us to generate the highest values for the company.
    Having said that, we have a fiduciary obligation to our shareholders to realize the most value from our assets, and we will consider offers from other types of buyers.

    Fiscal 2005 Questions

    The company has outlined a number of write downs. Can you provide detail?

    Not at this time. The charge includes a number of components, which will be disclosed and discussed when we report our first quarter earnings in October.

    How will the luxury business be operated and managed during the divestiture process?

    We intend to manage these valuable brands and business as we always have: to maximize their value whether we sell or hold.

    Will the company report the luxury and lifestyle businesses separately?

    We will report as required by appropriate SEC regulations.

    Employee Questions

    Does the company anticipate layoffs?

    We are taking a number of steps to reorganize our corporation and that includes layoffs in both our lifestyle and luxury businesses.

    How many people will be affected and when?

    We aren't able to provide specifics at this time. We will have more information when we detail our write downs in our first quarter earnings call in October.

    How will luxury employees report during this time?

    Until the luxury assets are sold and a Managing Director for Robert Mondavi Winery is identified, Greg Brady, Senior Vice President of Business Development will oversee the following groups: Arrowood Winery, Byron Winery, Robert Mondavi Imports, Robert Mondavi Winery, all joint ventures.

    Do employees continue to work through the sale process?

    Absolutely. We have a commitment to produce and sell the highest quality wine. Our partners, consumers and shareholders expect this from us.

    Sales and Marketing Questions

    Will previously committed marketing and sales programs continue?

    Yes, we will continue with our marketing and promotional schedule as it was outlined in our annual plan. With regards to our lifestyle wines, we expect to increase spending as announced in our revised
Fiscal 2005 guidance.

    How does this announcement affect distributors?

    We believe that our new business strategy provides tremendous growth opportunity for our distributors. Our goal is to lead the premium lifestyle wine segment in delivering high quality wines, innovative packaging and exciting new products to market.
    We will continue to provide our current distributors with our broad portfolio of wine, and we ask them to continue selling all of our wines. Many buyers would value the strength of our current distribution system; however, if a transition is required, as luxury brands and assets are divested, we will work with distributors to ensure it goes smoothly. It is important to remember that a change of ownership of a brand does not necessarily mean distribution of that brand would change.

    How does this announcement affect growers?

    We expect that this announcement will affect certain growers. We are working with them on an individual basis to address the impact that it may have on their business. In general, our plan will rely even more heavily on outside growers.

    Will Robert Mondavi Corporation lease back grapes from vineyards that it is selling? If so, for how long?

    This will be determined based upon the needs of our business. We will not disclose the terms of those agreements.

    What should distributors do with current luxury inventory?

    Distributors should keep selling our wines. We have arguably the most desirable collection of luxury wine brands in the industry. The current vintages have received strong accolades and are in high demand by consumers. In fact, Ornellaia's soon to be released 2001 Masseto received an unparalleled 100 point rating from The Wine Spectator.

    Will the Robert Mondavi name come off of Robert Mondavi Winery wines, Robert Mondavi Private Selection and Woodbridge?

    This announcement does not affect the use of the Robert Mondavi name with respect to its use on these brands.

    Robert Mondavi Family Questions

    Why is Michael Mondavi leaving the company?

    It was his personal decision. He is leaving to pursue other interests.

    It was recently reported that Michael and his wife trademarked a wine brand called IM. Is that a brand that he will launch separately from RMC? Do you have further detail on this initiative?

    We do not have information about this brand name other than to say that the company is not involved.

    Will Tim Mondavi stay with the company?

    Tim remains in his current role with the company. He is Vice-Chairman and Winegrower for Robert Mondavi Corporation.

    Will Tim Mondavi stay with the company after you sell Robert
Mondavi Winery?

    It is inappropriate to speculate on Tim's future plans.

    Will Michael Mondavi continue to sit on the Board?

    Yes.

    Will Robert Mondavi family members put a bid in on the luxury side of the business? Is that why Michael is stepping down?

    Again, we won't speculate on any individual family member's decisions.

    What roles will the third generation (Robert Mondavi family) have?

    Currently, the third generation family members who are involved in the business work in a number of roles. Our policy is to discuss employment status of specific individuals only if required by disclosure rules.

    Will any of the Robert Mondavi family members stay after the Robert Mondavi Winery is sold to work for this new Lifestyle Company?

    Again, our policy is to discuss the employment status of a specific individual only if required by disclosure rules.

    Important Information For Investors and Shareholders

    In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

    The company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the company's shareholders in connection with the proposed recapitalization plan is set forth in the company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

    Forward-looking Statements

    This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, projections or predictions about the company's future growth, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in general. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to the company's California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The separation of the company into two operating units may impair management's ability to focus on other needed areas of business execution. There are also significant risks associated with separating the company's sizeable sales force into two operating units. Some of the company's strategic alternatives would involve lay offs and significant restructuring changes which could materially impair future earnings. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can or should be taken as a guarantee of what will happen in the future.

    (1) The company calculates earnings before interest & taxes (EBIT) by adding back its provision for income taxes and interest expense to net income, in effect adding to operating income the results of its joint ventures. The company's joint venture interests are accounted for as investments under the equity method of accounting. Accordingly, the company's share of its joint ventures results are reflected in "equity income from joint ventures," below the operating income line, in the Consolidated Statements of Income. The company has presented EBIT and EBIT as a percentage of net revenues because management and certain investors find it useful when comparing the company's operating results to operating results of companies that do not use the equity method of accounting or do not employ joint ventures as part of their business strategy. EBIT is not a measure of operating performance computed in accordance with generally accepted accounting principles (GAAP) and should not be considered a substitute for operating income, net income or cash flows compared in conformity with GAAP. In addition, EBIT may not be comparable to similarly titled financial measures used by other entities.

    CONTACT: Robert Mondavi Corporation
             Robert Philipps, 707-251-4850 (VP, Treasury & IR)
             Hilary Martin, 707-251-4487 (VP Corporate Communications)